Registration No. 333 -  35887
-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                          ---------------------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           The Securities Act of 1933
                          ---------------------------


                             Mylan Laboratories Inc.
               (Exact Name of Issuer as specified in its charter)
                     Pennsylvania                        25-1211621
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)
     1030 Century Building
       130 Seventh Street
    Pittsburgh, Pennsylvania                               15222
(Address of principal executive offices)                  (Zip Code)

                             Mylan Laboratories Inc.
                        1997 Incentive Stock Option Plan
                              (Full Title of Plan)

                                  Milan Puskar
                             Chief Executive Officer
                              1030 Century Building
                               130 Seventh Street
                         Pittsburgh, Pennsylvania 15222
                     (Name and address of agent for service)

                                   (412) 232-0100
          (Telephone number, including area code, of agent for service)
                             ---------------------------


                                    Copy to:
                            David G. Edwards, Esquire
                            Doepken Keevican & Weiss
                              58th Floor, USX Tower
                                600 Grant Street
                         Pittsburgh, Pennsylvania 15219

                         CALCULATION OF REGISTRATION FEE

    Title of Securities              Amount to be             Proposed Maximum             Proposed Maximum          Amount of
      to be Registered              Registered (1)             Offering Price                  Aggregate       Registration Fee (2)
                                                                 per Share                  Offering Price
Common Stock $.01 par                 10,000,000                   $21.89                   $218,901,647.40         $75,483.33
value

(1) Plus any additional shares that may hereafter become issuable as a result of the adjustment and antidilution provisions of the Registrant's 1997 Incentive Stock Option Plan.

(2) This amount was paid at the time of the original filing of the Registration Statement by the Registrant on September 18, 1997.

                  In accordance with Rule 464 under the Securities Act of 1933, as amended, this Registration Statement is effective automatically on the date of filing with the Securities and Exchange Commission.

                  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

The sole purpose of this Post-Effective  Amendment No. 1 is to amend and restate
Item 8 of Part II, as follows:

PART II.          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

4.1 Mylan Laboratories Inc. 1997 Incentive Stock Option Plan (included as Annex A to Definitive Proxy Statement filed with the Commission on June 2, 1997 and incorporated herein by reference).

4.2 Amended and Restated Articles of Incorporation of the Company (included as an Exhibit in the Form S-8 of the Company filed December 23, 1997, Registration No.333-43081, and incorporated herein by reference).

4.3 Bylaws of the Company, as amended to date (included as an Exhibit in the Form S-8 of the Company filed December 23, 1997, Registration No. 333-43081, and incorporated herein by reference).

5.1 Opinion of Doepken Keevican & Weiss Professional Corporation (included in the initial Registration Statement filed September 18, 1997).

23.1 Consent of Doepken Keevican & Weiss Professional Corporation (included in the opinion filed as Exhibit 5.1 to the initial Registration Statement filed September 18, 1997).

23.2 Consent of Deloitte & Touche LLP relating to its report regarding Mylan Laboratories Inc.

23.3 Consent of Deloitte & Touche LLP relating to its report regarding Somerset Pharmaceuticals, Inc.

24.1 Powers of Attorney (included on the signature page of this Amendment and on the signature page of the initial Registration Statement filed September 18, 1997).

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pittsburgh, State of Pennsylvania, on December 22, 1997.

                            Mylan Laboratories Inc.
                           (Registrant)

                             By:      /s/  Milan Puskar
                             Milan Puskar, Chairman and Chief Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, each of the members of the registrant's Stock Option Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pittsburgh, State of Pennsylvania, on December 22, 1997.

                                        /s/ Laurence S. DeLynn
                                   Laurence S. DeLynn,
                                   Member of Stock Option Committee

                                       /s/ John C. Gaisford
                                   John C. Gaisford, M.D.,
                                   Member of Stock Option Committee


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that Donald C. Schilling constitutes and appoints Milan Puskar and Patricia A. Sunseri and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents of any of them, or any substitute or substitutes, lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                   TITLE                        DATE
-------------------------------------------------------------------------------

/s/ Milan Puskar                 Chairman, Chief Executive    December 22, 1997
---------------------------------
Milan Puskar                      and President

/s/ Dana G. Barnett *            Executive Vice President     December 22, 1997
---------------------------------
Dana G. Barnett                   and Director

/s/ Laurence S. DeLynn*          Director                     December 22, 1997
------------------------------
Laurence S. DeLynn

/s/ Robert W. Smiley*            Secretary and Director       December 22, 1997
--------------------------------
Robert W. Smiley

/s/ Patricia A. Sunseri*         Vice President and Director  December 22, 1997
---------------------------------
Patricia A. Sunseri

/s/ John C. Gaisford *           Director                     December 22, 1997
John C. Gaisford, M.D.
---------------------------------
/s/ C.B. Todd*                   Senior Vice President        December 22, 1997
C.B. Todd                         and Director
---------------------------------
/s/ Donald C. Schilling          Vice President of Finance    December 22, 1997
Donald C. Schilling              (principal accounting and
--------------------------------- financial officer)


* By:

/s/ Milan Puskar
Milan Puskar, as attorney-in-fact

                                  EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-35887 of Mylan Laboratories Inc. on Form S-8 of our report dated April 30, 1997, incorporated by reference in the Annual Report on Form 10-K of Mylan Laboratories Inc. for the year ended March 31, 1997.




/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
December 22, 1997

                                  EXHIBIT 23.3



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 Registration Statement No. 333-35887 of Mylan Laboratories Inc. on Form S-8 of our report dated February 6, 1997, except for Note 12, as to which the date is March 7, 1997, relating to the consolidated financial statements of Somerset Pharmaceuticals, Inc. and subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, appearing in the Annual Report on Form 10-K of Mylan Laboratories Inc. for the year ended March 31, 1997.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
December 22, 1997